Exhibit 24

POWER OF ATTORNEY

Each person below designates and appoints Terry E. Michaelson and Mark D. Moreland, and each of them, the person’s true and lawful attorneys-in-fact and agents to sign a registration statement on Form S‑8 to be filed by Craft Brewers Alliance, Inc., a Washington corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 750,000 shares of Common Stock of Craft Brewers Alliance, Inc., to be issued pursuant to the Craft Brewers Alliance, Inc. 2010 Stock Incentive Plan, together with any and all amendments (including post-effective amendments) to the registration statement.  Each person signing below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as the person could do in person, hereby ratifying and confirming all that such attorneys-in-fact may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 1st day of December, 2010.

Signature	Title

/s/ Terry E. Michaelson
Terry E. Michaelson	Chief Executive Officer

/s/ Mark D. Moreland
Mark D. Moreland	Chief Financial Officer and Treasurer

/s/ Joseph K. O’Brien
Joseph K. O’Brien	Controller and Chief Accounting Officer

/s/ Kurt R. Widmer
Kurt R. Widmer	Director, Chairman of the Board

/s/ Timothy P. Boyle
Timothy P. Boyle	Director

/s/ Marc J. Cramer
Marc J. Cramer	Director

/s/ Andrew R. Goeler
Andrew R. Goeler	Director

/s/ Kevin R. Kelly
Kevin R. Kelly	Director

/s/ David R. Lord
David R. Lord	Director

/s/ John D. Rogers, Jr
John D. Rogers, Jr.	Director